                                    Securities Act of 1933 File No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM T-1

                 __________________________________________________

                             STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                        PURSUANT TO SECTION 305(b) (2)   /X/

                __________________________________________________

                         STAR BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)
       A National Banking Association                  31-0841368
                                         ________________________________
                                         (IRS Employer Identification No.)

425 Walnut Street
Cincinnati, Ohio                                                45202
____________________________________________________           __________
(Address of Principal Executive Offices                        (Zip Code)

                 _________________________________________________

                                 Nancy V. Kelly
                         Vice President and Trust Officer
                          Star Bank, National Association
                                425 Walnut Street
                              Cincinnati, Ohio  45202
                                (513)  632-4390

           (Name, address, and telephone number of agent for services)
           __________________________________________________________


                                  CONSECO, INC.
                          ______________________________
                (Exact name of obligor as specified in its charter)


       Indiana                                           35-1468632
_______________________                       ________________________________
(State of Incorporation)                      (IRS Employer Identification No.)

        11815 N. Pennsylvania Street                           46032
_________________________________________               ______________________
(Address of principal executive offices)                     (Zip Code)

                         % Subordinated Debt Securities
                        _________________________________
                       (Title of the Indenture securities)

1.   GENERAL INFORMATION.          Furnish the following information
     as Trustee --

     (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of the Currency, Washington, D.C.
              Federal Reserve Bank of Cleveland, Ohio
              Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

              The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR.    If  the obligor is an
affiliate of the trustee, describe each such affiliation.

              The obligor is not an affiliate of the Trustee (including its parent and any affiliates).

3. VOTING SECURITIES OF THE TRUSTEE. Furnish the following information as to each class of voting securities of the trustee
(and its parent). As of December 28, 1995

   Col A.                                             Col B
______________                                ____________________
(Title of Class)                              (Amount Outstanding)

Star Banc Corporation Common Stock           29,858,465
Star Banc Corporation Series B Cum Pfd            3,520

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.    If the trustee is a
trustee under another Indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

5.   INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE
OBLIGOR OR UNDERWRITERS.
     If the trustee (including its parent and any other affiliates) or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

6.   VOTING SECURITIES OF THE TRUSTEE (INCLUDING ITS PARENT AND
ANY AFFILIATE) OWNED BY THE OBLIGOR OR ITS OFFICIALS. Furnish the following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by the obligor and each director, partner and executive officer of the obligor:
          As of _______________________ (insert date within 31 days)


Col. A.             Col. B.             Col. C              Col. D

                                                           Percentage of
                                                           Voting Securities
                                                           Represented by
                                      Amount Owned         Amount Given
Name of Owner     Title of Class      Beneficially         in Col. C
______________   __________________  _________________     ____________________


7.   VOTING SECURITIES OF THE TRUSTEE (INCLUDING ITS PARENT AND
ANY AFFILIATES) OWNED BY UNDERWRITERS OR THEIR OFFICIALS.        Furnish the
following information as to the voting securities of the trustee (including its parent and any affiliates) owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
          As of _______________________ (insert date within 31 days)


Col. A.             Col. B.             Col. C              Col. D

                                                           Percentage of
                                                           Voting Securities
                                                           Represented by
                                      Amount Owned         Amount Given
Name of Owner     Title of Class      Beneficially         in Col. C
______________   __________________  _________________     ____________________


8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE
(INCLUDING ITS PARENT AND ANY AFFILIATES).         Furnish the following
information as to securities of the obligor owned beneficially or held as collateral security for obligations default by the trustee (including its parent and any affiliates):
          As of ___________________(insert date within 31 days)

Col. A              Col. B              Col. C               Col. D

                                      Amount Owned
                  Whether the         Beneficially or
                  Securities Are      Held as Collateral    Percent of
                  Voting or           Security for          Class Represented
                  Nonvoting           obligations in        by Amount Given
Title of Class    Securities          Default               in Col. C
_______________   _________________   ___________________   __________________


9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE
(INCLUDING ITS PARENT AND ANY AFFILIATES).         If the trustee (including
its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:


Col. A              Col. B              Col. C                 Col. D

                                      Amount Owned
                                      Beneficially or
                                      Held as Collateral     Percent of
                                      Security for           Class Represented
Title of Issuer                       Obligations in         by Amount
and Title of       Amount             Default by             Given in
Class              Outstanding        Trustee                Col. C
________________   ________________   ____________________   __________________


10.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE (INCLUDING ITS PARENT
AND ANY AFFILIATES) OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY
HOLDERS OF THE OBLIGOR.   If the trustee (including its parent and any
affiliates) owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
          As of _______________________(insert date within 31 days)


Col. A              Col. B              Col. C                   Col. D

                                       Amount Owned
                                       Beneficially or
                                       Held as Collateral     Percent of
                                       Security for           Class Represented
Title of Issuer                        Obligations in         by Amount
and Title of       Amount              Default by             Given in
Class              Outstanding         Trustee                Col. C
________________   _________________   ____________________   ________________


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE (INCLUDING ITS PARENT AND ANY AFFILIATES) OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. If the trustee (including its parent and any affiliates) owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee (including its parent and affiliates):
          As of ______________________(insert date within 31 days)

Col. A              Col. B              Col. C                  Col. D

                                       Amount Owned
                                       Beneficially or
                                       Held as Collateral     Percent of
                                       Security for           Class Represented
Title of Issuer                        Obligations in         by Amount
and Title of       Amount              Default by             Given in
Class              Outstanding         Trustee                Col. C
________________   _________________   _____________________  _________________


12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
          As of ____________________(insert date with 31 days)

Col. A                          Col. B                       Col. C

                               Amount
Nature of Indebtedness         Outstanding                   Due Date
__________________________     __________________________    ______________


13.  DEFAULTS BY THE OBLIGOR.

     a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                  -NONE-

     b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series or securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          As of        January 17, 1994           (insert date within 31 days)
                ________________________________

                                        -NONE-


Col. A              Col. B              Col. C                 Col. D

                                      Amount Owned
                                      Beneficially or
                                      Held as Collateral     Percent of
                                      Security for           Class Represented
Title of Issuer                       Obligations in         by Amount
and Title of        Amount            Default by             Given in
Class               Outstanding       Trustee                Col. C
________________   ________________   ____________________   _________________

14.  AFFILIATIONS WITH THE UNDERWRITERS.     If any underwriter
is an affiliate of the trustee (including its parent and any affiliates), described each such affiliation.

15.  FOREIGN TRUSTEE.    Identify the order or rule pursuant to
which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

16.  LIST OF EXHIBITS.   List below all exhibits filed as part of
this statement of eligibility.

1.   (a)  A copy of the Articles of Association of Star
          Bank, National Association, Cincinnati (now Star Bank, National Association) as now in effect.

     (b)  A copy of the Amended Articles of Association dated
          June 14, 1991, changing the name of the association to Star Bank, National Association.

2.   (a)  A copy of the certificate of authority of The First
          National Bank of Cincinnati (now Star Bank, National
          Association) to commence business dated September 1, 1922.

     (b) A copy of a Certificate of the Comptroller of the Currency dated December 21, 1973, authorizing F N National Bank to commence the business of banking.

     (c) A copy of a Certificate of the Comptroller of the Currency dated December 28, 1973, approving the merger of The First National Bank of Cincinnati (now Star Bank, National Association) into F N National Bank under the title "The First National Bank of Cincinnati" effective January 2, 1974.

     (d) A copy of a letter dated June 8, 1988, from the Comptroller of the Currency indicating the change in the name of the association to Star Bank, National Association,
          Cincinnati, effective July 1, 1988.

     (e) A copy of a letter dated July 15, 1991, from the Comptroller of the Currency indicating the change in the name of the association to Star Bank, National Association, effective June 14, 1991.

3. A copy of the authorization of The First National Bank of Cincinnati (now Star Bank, National Association) to exercise corporate trust powers.

4.   A copy of existing By-Laws to Star Bank, National
Association, Cincinnati (now Star Bank, National Association)

5. The consent of the Trustee required by section 321 (b) of the Trust Indenture Act of 1939.

6. A copy of the latest report of condition of Star Bank, National Association, published pursuant to law or the requirements of its supervising or examining authority.

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Star Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and State of Ohio on the 28th day of December, 1995.

                                  STAR BANK, NATIONAL ASSOCIATION


                                  By:   /s/ Nancy V. Kelly
                                      _________________________
                                      Nancy V. Kelly
                                      Vice President and Trust Officer

                                                                  EXHIBIT 1 (a)

                     STAR BANK, NATIONAL ASSOCIATION, CINCINNATI
                                   CHARTER NO. 24
                                ARTICLES OF ASSOCIATION

FIRST:    The title of this Association shall be "Star Bank,
National Association, Cincinnati."*

SECOND:   The main office of the Association shall be in the City
of Cincinnati, County of Hamilton, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

THIRD:    The Board of Directors of this Association shall
consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

FOURTH:   The annual meeting of the shareholders for the election
of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor by the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

FIFTH:    The authorized amount of capital stock of this
Association shall be 3,640,000 shares of common stock of the par value of five dollars ($5.00) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Association, at any time and from time to time, may authorized and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

*AMENDED JUNE 14, 1991, SEE ATTACHED.

SIXTH:    The Board of Directors shall appoint one of its members
President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association. The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

The Board of Directors, without need for approval of shareholders, shall have the power to change the location of the main office of this Association, subject to such limitations as from time to time may be provided by law; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

SEVENTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

EIGHTH:   The Board of Directors of this Association, the
Chairman of the Board, the President, or any three or more shareholders owning, in the aggregate, not less twenty-five percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

NINTH:    Any person, his heirs, executors, or administrators,
may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The

Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

TENTH:    These Articles of Association may be amended at any
regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount.


                             August 18, 1988

                                                                   EXHIBIT 1(B)

STAR BANC
CORPORATION

                                June 14, 1991

Deputy Comptroller
Central District
Office of the Comptroller of the Currency
One Financial Place
440 S. LaSalle, Suite 2700
Chicago, Illinois 60605

Dear Deputy Comptroller:

                                            Re:  Letter of Notification

     Star Bank, National Association, Cincinnati, Charter #24 intends to change its corporate title to Star Bank, National
Association. The effective date of the change is June 14, 1991.

     A certified copy of the amendment to the articles of
association is enclosed.   The amendment conforms to the
requirements of 12 USC 21 a.

                                       Sincerely,       /s/
                                                  __________________

                                                  F. Kristen Koepcke

FKK:bjt
Enclosure

                                                                  EXHIBIT 1 (b)

                 MINUTES OF SPECIAL MEETING OF THE SHAREHOLDER
                  STAR BANK, NATIONAL ASSOCIATION, CINCINNATI

A Special Meeting of the shareholder of Star Bank, National
Association, Cincinnati (the "Bank") was held on June 14, 1991.

Mr. Oliver W. Waddell called the meeting to order and selected
Mr. F. Kristen Koepke to act as Secretary.

The Secretary reported that all the outstanding shares of the Bank were represented at this meeting and that the shareholder had waived notice of this special meeting. Therefore, a quorum was present.

Mr. Waddell stated that the purpose of the meeting was to consider a proposed name change for the Bank as recommended by the Board of Directors. On motion duly made and carried, the following resolution was adopted:

           RESOLVED, That Article First of the Articles of
           Association of the Bank be amended in its entirely to read as follows:

           FIRST:    The title of this Association shall be "Star
                     Bank, National Association."

There being no further business to come before the meeting, on motion duly made and carried, the meeting was adjourned.

                                                        /s/
                                                ________________________
                                                F. Kristen Koepke, Secretary

Approved:

        /s/
____________________
Oliver W. Waddell
Chairman, Star Banc Corporation,
Shareholder                                    Certified Copy

                                                       /s/
                                                 __________________________
                                                 Secretary

                                                                  EXHIBIT 2 (a)

          COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE
                                   BUSINESS:

                                    NO. 24

E Pluribus Unum

                                TREASURY DEPARTMENT

                        Office of Comptroller of the Currency

                                          Washington, D.C., September 1, 1992

     WHEREAS, the Act of Congress of the United States, entitled, "An Act to amend section 5136, Revised Statutes of the United States, relating to corporate powers of associations, so as to provide succession thereof for a period of ninety-nine years or until dissolved, and to apply said section as so amended to all national banking association", approved by the President on July 1, 1922, provided that all national banking associations organized and operating under any law of the United States on July 1, 1992 should have succession until ninety-nine years from that date, unless such association should be sooner dissolved by the act of its shareholders owning two-thirds of its stock, or unless its franchise should become forfeited by reason of violation of law, or unless it should be terminated by an Act of Congress hereinafter enacted;



     NOW THEREFORE, I,  D. R. Crissinger
                      __________________________________________
Comptroller of the Currency, do hereby certify that
The First National Bank of Cincinnati and State of      Ohio   ,
_____________________________________              _____________
was organized and operating under the laws of the United States on July 1, 1922, and that its corporate existence was extended for the period of ninety-nine years from that date in accordance with and subject to the condition in the Act of Congress hereinbefore recited.

(SEAL)                   IN TESTIMONY WHEREOF, witness my hand
                         and seal of office this first day of September, 1922
                                                 _____        _______________

                         (Signed)            D. R. Crissinger
                                  ______________________________________
                                  Comptroller of the Currency

                                                                 EXHIBIT 2 (b)

                            Comptroller of the Currency
          TREASURY DEPARTMENT                          OF THE UNITED STATES
                                 Washington, D.C.

     Whereas, satisfactory evidence has been presented to the Comptroller of
the Currency that                               "FN NATIONAL BANK".
located in     CINCINNATI,     State of     OHIO,    has
complied with all provisions of the Statutes of the United States required to be complied with before being authorized to commence the business of banking as National Banking Association;

     Now, therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.

                         In testimony whereof, witness my signature and seal of
SEAL                     office this    21st  day of   December,  1913.

                                             /S/
                         ____________________________________________

                                                                 EXHIBIT 2 (c)

                           Comptroller of the Currency
            TREASURY DEPARTMENT                OF THE UNITED STATES
                                 Washington, D.C.

     WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that all requisite legal and corporate action has been taken, in accordance with the statutes of the United States, to merge The First National Bank of Cincinnati, Cincinnati, Ohio, into FN National Bank, Cincinnati, Ohio, under the charter of FN National Bank and under the title "The First National Bank of Cincinnati," with capital stock of $18,200,000;

     NOW, THEREFORE, it is hereby certified that such merger was approved November 29, 1973, and is effective as of the opening of business January 2, 1974.

                                      IN TESTIMONY WHEREOF witness my signature and seal of office this 28th day of December, 1973

SEAL                                                  /S/
                                      _______________________________
                                      James E. Smith
                                      Comptroller of the Currency

                                                                  EXHIBIT 2(d)

_________________________________________________________________
Comptroller of the Currency
Administrator of National Banks
_________________________________________________________________

Central District
One Financial Plaza, Suite 2700
440 South LaSalle Street
Chicago, Illinois  60605

June 8, 1988

Mr. Raymond D. Beck
Secretary & Counsel
First National Cincinnati Corporation
First National Bank Center
425 Walnut Street
Cincinnati, Ohio  45201-1038

Dear Mr. Beck:

The office of the Comptroller of the Currency acknowledges receipt of your letters concerning First National Cincinnati Corporation's banking subsidiarys' title changes and the appropriate amendments to each bank's articles of association. The Office has recorded the following banks' title changes effective July 1, 1988.

Old Title                                   New Title
__________________________________          ___________________________
The First National Bank of Ironton          Star Bank, National Association,
Ironton, Ohio                               Tri-State
Charter No. 16607

Farmers and Traders National Bank           Star Bank, National Association
Hillsboro, Ohio                             Hillsboro
Charter No.  17646

The First National Bank of Cincinnati       Star Bank, National Association
Cincinnati, Ohio                            Cincinnati
Charter No.  24

The First National Bank & Trust Company     Star Bank, National Association
Troy, Ohio                                  Troy
Charter No.  9336

The Second National Bank of Hamilton        Star Bank, National Association
Hamilton, Ohio                              Butler County
Charter No.  17200

The Second National Bank of Richmond        Star Bank, National Association
Richmond, Indiana                           Eastern Indiana
Charter No.  1988

The First National Bank of Aurora           Star Bank, National Association
Aurora, Indiana                             Aurora
Charter No.  699

The Peoples National Bank of Lawrenceburg   Star Bank, National Association
Lawrenceburg, Indiana                       Southeastern Indiana
Charter No.  2612

Newport National Bank                       Star Bank, National Association
Newport, Kentucky                           Campbell County
Charter No.  4765

The First National Bank                     Star Bank, National Association
Sidney, Ohio                                Sidney
Charter No.  5214

Very truly yours,

David J. Rogers
National Bank Examiner
  Analysis Division

                                                                  EXHIBIT 2(e)

_________________________________________________________________
Comptroller of the Currency
Administrator of National Banks
_________________________________________________________________

Central District
One Financial Place
440 S. LaSalle, Suite 2700
Chicago, Illinois  60605

July 15, 1991

Mr. F. Kristen Koepcke
Vice President, General Counsel and Secretary
Star Banc Corporation
425 Walnut Street
P.O. Box 1038
Cincinnati, Ohio  45201-1038

Dear Mr. Koepcke:

The Office of the Comptroller of the Currency has received your letter concerning the title change and the appropriate amendment to the bank's articles of association. The Office has recorded that as of June 14, 1991, the title of Star Bank, National Association, Cincinnati, Charter No. 24, was changed to Star Bank, National Association.

As a result of the Garn-St Germain Depository Institutions Act of 1982, this Office is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Very truly yours,

David J. Rogers
National Bank Examiner
  Analysis Division

                                                                     EXHIBIT 3

           THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST
                                     POWERS:

                               FEDERAL RESERVE BOARD
                                 Washington, D.C.

                                                                October 9, 1919

     Pursuant to authority vested in the Federal Reserve Board by the Act of Congress approved December 23, 1913, known as the Federal Reserve Act, as amended by the Act of September 26,
1918, the

                        FIRST NATIONAL BANK OF CINCINNATI

has been granted the right to act, when not in contravention of State or local law, as TRUSTEE, EXECUTOR, ADMINISTRATOR, REGISTRAR OF STOCKS AND BONDS, GUARDIAN OF ESTATES, ASSIGNEE, RECEIVER OR IN ANY OTHER FIDUCIARY CAPACITY IN WHICH STATE BANKS, TRUST COMPANIES OR OTHER CORPORATIONS WHICH COME INTO COMPETITION WITH NATIONAL BANKS ARE PERMITTED TO ACT UNDER THE LAWS OF THE STATE OF OHIO. The exercise of such rights shall be subject to regulations prescribed by the Federal Reserve Board.

                                         Federal Reserve Board,

                                       By W. P. G. Harding
                                             Governor.

ATTEST:
W. T. Chapman
Secretary.

                            STATE OF OHIO
                  DEPARTMENT OF BANKS AND BANKING
                   Certificate of Authority No. 17
                            NATIONAL BANKS

     I, Philip C. Berg, Superintendent of Banks, do hereby certify that the First National Bank of Cincinnati, Hamilton County, Ohio has complied with all the requirements provided by law and is authorized to transact the business of a trust company and to perform all the functions granted to such companies by the laws of this state.

                       Given under my hand and official Seal at Columbus, Ohio, this twenty-fifth day of November, A.D. 1919

                                 Philip C. Berg,
                                 Superintendent of Banks.

(SEAL)

                                                                    EXHIBIT 4

                                    BY-LAWS

                           STAR BANK, N.A., CINCINNATI

                                   ARTICLE I

                             MEETINGS OF SHAREHOLDERS

SECTION 1.          ANNUAL MEETING

The annual meeting of shareholders shall be held in the main banking house of the Association at 11:00 a.m. on the second Tuesday in February of each year. Notice of such meeting shall be mailed to shareholders not less than ten (10) nor more than sixty (60) days prior to the meeting date.

SECTION 2.          SPECIAL MEETINGS

Special meetings of shareholders may be called and held at such times and upon such notice as is specified in the Articles of Association.

SECTION 3.          QUORUM

A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum of any meeting of the shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting amy be held as adjourned without further notice.

SECTION 4.          INSPECTORS

The Board of Directors may, and in the event of its failure so to do, the Chairman of the Board shall appoint Inspectors of Election who shall determine the presence of a quorum, the validity of proxies, and the results of all elections and all other matters voted upon by shareholders at all annual and special meetings of shareholders.

SECTION 5.          VOTING

In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders, except where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall think fit.

                                ARTICLE II

SECTION 1.          TERM OF OFFICE

The directors of this Association shall hold office for one year and until their successors are duly elected and qualified.

SECTION 2.          REGULAR MEETINGS

The organization meeting of the Board of Directors shall be held as soon as practical following the annual meeting of shareholders at the main banking house. Other regular meetings of the Board of Directors shall be held without notice at 11:00 a.m. on the second Tuesday of each month except February, at the main banking house, or, provided notice is given by telegram, letter, telephone or in person to every Director, at such time and place as may be designated in the notice of the meeting. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

SECTION 3.          SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board of the Association, or at the request of three or more Directors. Notice of the time, place and purposes of such meetings shall be given by telegram, letter, telephone or in person to every Director.

SECTION 4.          QUORUM

A majority of the entire membership of the Board shall constitute a quorum at any meeting of the Board.

SECTION 5.          NECESSARY VOTE

A majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered, except where otherwise required by law or the Articles or By-Laws of this Association.

SECTION 6.          COMPENSATION

Directors, excluding full-time employees of the Bank, shall receive such reasonable compensation as may be fixed from time to time by the Board of Directors.

SECTION 7.          ELECTION-AGE LIMITATION

No person shall be elected or reelected a Director after reaching his seventieth (70th) birthday, provided that any person who is a Director on December 10, 1985, may continue to be reelected a Director until he reaches his seventy-fifth
(75th) birthday.

SECTION 8      RETIREMENT-AGE LIMITATION

Every Director of the Bank shall retire no later than the first month next following his seventieth (70th) birthday, except for any person who was a Director on December 10, 1985, who shall retire not later that the first of the next month following his seventy-fifth (75th) birthday.

SECTION 9      DIRECTORS EMERITUS

The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

                             ARTICLE III

                               OFFICERS

SECTION 1      WHO SHALL CONSTITUTE

The Officers of the Association shall be a Chairman of the Board, a President, a Secretary, and other officers such as Chairman of the Executive Committee, Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Trust Officers, Trust Investment Officers, Trust Real Estate Officers, Assistant Trust Officers, a Controller, Assistant Controller, an Auditor and Assistant Auditors, as the Board may appoint from time to time. Any person may hold two offices. The Chairman of the Board, all Vice Chairmen of the Board and the President shall at all times be members of the Board of Directors.

SECTION 2      TERM OF OFFICE

All officers shall be elected for and shall hold office for one year and until their successors are elected and qualified, subject to the right in the Board of Directors by a majority vote of the entire membership to discharge any officer at any time.

SECTION 3      CHAIRMAN OF THE BOARD  (Amended 12/13/88-see attachment)

The Chairman of the Board shall be the Chief Executive Officer of the Association and shall have all duties, responsibilities and powers of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

In the event that there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive
Committee thereof may designate any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 4                PRESIDENT  (amended 12/13/88-see attachment)

The President shall participate in the formation and supervision of the policies and operations of the Association and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or by the Chairman of the Board. In the event that there is a vacancy in the position of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

SECTION 5      CHAIRMAN OF THE EXECUTIVE COMMITTEE

The Board of Directors shall have the power to elect a Chairman of the Executive Committee. Any such Chairman of the Executive Committee shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 6      VICE CHAIRMEN OF THE BOARD

The Board of Directors shall have the power to elect one or more Vice Chairmen of the Board of Directors. Any such Vice Chairmen of the Board shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 7      OTHER OFFICERS

The Secretary and all other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive
Officer or the Board of Directors.

SECTION 8      RETIREMENT

Every officer of the Association shall retire not later than the first of the month next following his sixty-fifth (65th) birthday. The Board of Directors may, in its discretion, set the retirement date and terms of retirement of an officer at a date later than provided above.

                                 ARTICLE IV

                                 COMMITTEES

SECTION 1      EXECUTIVE COMMITTEE

There shall be a standing committee of Directors in this Association to be known as the Executive Committee. This Committee shall meet at 11:00 a.m. on the first and fourth Tuesday of each month. It shall have all of the powers of the Board of Directors between meetings of the Board, except as the Board only by law is authorized to perform or exercise. All actions of the Executive Committee shall be reported to the Board of Directors. In the event that any member of the Executive Committee is unable to attend a meeting of that committee, the Chairman of the Board or the President may, at his discretion, appoint another Director to attend said meeting of the Executive Committee and for that meeting to serve as a member of the Executive Committee with full power to act in place of the absent regular member of the committee.

SECTION 2      COMPENSATION COMMITTEE

There shall be a standing committee of directors of this Association to be known as the Compensation Committee who shall review the compensation of all Executive Officers and those officers who participate in the Profit Sharing Pool as well as fees for directors of the Association. They will recommend specific compensation arrangements to the Board of Directors for their confirmation.

SECTION 3      COMMITTEE ON AUDIT

There shall be a standing committee of Directors of this Association to be known as the Committee on Audit, none of whose members shall be active officers of the Association. This Committee shall make or cause to be made a suitable examination of the affairs of the Association and the Trust Department at least once during each period of twelve months. The results of such examination shall be reported in writing to the Board at the next regular meeting thereafter stating whether the Association and/or Trust Department is in a sound solvent condition, whether adequate internal audit controls and procedures are being maintained and make such recommendations as it deems advisable.

SECTION 4      TRUST COMMITTEE

There shall be a standing committee of Directors of this Association to be known as the Trust Committee. The Trust Committee shall determine policies of the Department and review actions of the Trust Investment Committee. All actions of the Trust Committee shall be reported to the Board of Directors.

SECTION 5      TRUST INVESTMENT COMMITTEE

There shall be a standing committee of this Association to be known as the Trust Investment Committee composed of officers of the Association. The Trust Investment Committee OR SUCH

OFFICERS AS MAY BE DULY DESIGNATED BY THE TRUST INVESTMENT COMMITTEE, shall pass upon the acceptance of all trusts, the closing out or relinquishment of all trusts and the making, retention, or disposition of all investments of trust funds in conformity with policies established by the Trust Committee. Actions of the Trust Investment Committee shall be reported to the Trust Committee.

SECTION 6      PENSION COMMITTEE

There shall be a standing committee of directors or officers of this Association to be known as the Pension Committee, who shall have the powers and duties as set forth in the Association's Employees' Pension Plan. A report of the condition of the pension fund shall be submitted annually to the Board of Directors.

SECTION 7      OTHER COMMITTEES

The Chairman may appoint, from time to time, other committees for such purposes and with such powers as he or the Board may direct.


                              ARTICLE V

                                SEAL

SECTION 1      IMPRESSION

The following is an impression of the seal of this Association.


August 25, 1988

RESOLVED, That Section 3 of Article III of the By-Laws of the
Bank shall be amended to read:

SECTION 3      CHAIRMAN OF THE BOARD

The Chairman of the Board shall have general executive powers and duties and shall perform such other duties as amy be assigned from time to time by the Board of Directors. In addition, unless the Board of Directors shall have designated the President to be the Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer. He shall, when present, preside at all meetings of shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

If he is Chief Executive Officer, in the event that there is a vacancy in the position of President or in the event of the absence or incapacity of the President, the Chairman may appoint, or in the event of his failure to do so, the Board of Directors or the Executive Committee thereof may designate, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President of the Association temporarily to exercise the powers and perform the duties of the Chairman as Chief Executive Officer when the Chairman is absent or incapacitated.

If the President has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the President or in the event of the absence or incapacity of the President, the Chairman shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the President, including the powers to name temporarily a Chief Executive Officer to serve in the absence of the Chairman.

FURTHER RESOLVED, That Section 4 of Article III of the By-Laws of the bank shall be amended to read:

SECTION 4      PRESIDENT

The President shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. In addition, if designated by the Board of Directors, the President shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President if there is a vacancy in the position of the Chairman or in the event of the absence or incapacity of the Chairman.

If the Chairman has been designated Chief Executive Officer by the Board of Directors, in the event that there is a vacancy in the position of the Chairman of the Board or in the event of the absence or incapacity of the Chairman of the Board, the President shall be the Chief Executive Officer of the Association and shall have all the powers and perform all the duties of the Chairman of the Board, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President.

                                                                     EXHIBIT 5

                        THE CONSENT OF THE TRUSTEE
                      REQUIRED BY 321 (b) OF THE ACT

     Star Bank, National Association, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor in accordance with the provisions of 321 (b) of the Trust Indenture Act of 1939.

                                              STAR BANK, NATIONAL ASSOCIATION

                                          BY:    /s/ Nancy V. Kelly
______________________________                ________________________
            Date                              Nancy V. Kelly
                                              Vice President and Trust Officer

Legal Title of Bank:  Star Bank, National Association                 Page RC-1
Call Date:            9/30/95 ST-BK 39-1240 FFIBC 011
Address:              P.O. Box 1034
City, State, Zip:     Cincinnati, OH 45201
FDIC Certificate No.: 06548

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1995

DI schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet


                                                                                                 C400
                                                  Dollar Amounts in Thousands        RCFD   Bil Mil Thou
______________________________________________________________________________     _______  _____________
ASSETS

 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1).................       0081        451,065       1.a.
    b. Interest-bearing balances (2)..........................................       0071              0       1.b.
 2. Securities:
    a. Hold-to-maturity securities (from Schedule RC-B, column A).............       1754      1,447,188       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...........       1772        198,443       2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in YBFs:
    a. Federal funds sold.....................................................       0276          5,524       3.a.
    b. Securities purchased under agreements to resell........................       0277              0       3.b.
 4. Loans and lease financing receivables:
    a. Loans and losses, net of unearned income (from schedule RC-C)
       ..................................................RCRD 2122   5,011,307                                 4.a.
    b. LESS: Allowance for loan and lease losses.........RCFD 3123      93,952                                 4.b.
    c. LESS: Allocated transfer risk reserve.............RCFD 3128           0                                 4.c.
    d. Loans and leases, net of unearned income, allowance, and reserve
       (items 4.a minus 4.b and 4.c)..........................................       2125      5,919,755       4.d.
 5. Trading assets (from Schedule RC-D).......................................       3345              0       5.
 6. Premiums and fixed assets (including capitalized leases)..................       2145        100,250       6.
 7. Other real estate owned (from Schedule RC-M)..............................       3150          2,745       7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)......................................................       2130              0       8.
 9. Customers' liability to this bank on acceptance outstanding...............       2155         25,372       9.
10. Intangible assets (from Schedule RC-M)....................................       2143        225,460      10.
11. Other assets (from Schedule RC-F).........................................       2160        173,361      11.
12. Total assets (sum of items 1 through 11)..................................       2170      8,534,763      12.


1) Includes cash items in process of collection and unposted debits.
2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Star Bank, National Association                 Page RC-2
Call Date:            9/30/95 ST-BK 39-1240 FFIBC 011
Address:              P.O. Box 1034
City, State, Zip:     Cincinnati, OH 45201
FDIC Certificate No.: 06548

Schedule RC -- Continued


                                                                                                 C400
                                                  Dollar Amounts in Thousands               Bil Mil Thou
______________________________________________________________________________     _______  _____________
LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule
       RC-E, part I)..........................................................     RCON 2200  6,604,066       13.a.
       (1) Noninterest-bearing (1)......................RCON 5631    1,157,784                                13.a.(1)
       (2) Interest-bearing.............................RCON 6636    5,406,236                                13.a.(3)
    b. In foreign offices, Edge and Agreement subsidiaries, and ISFs
       (from Schedule RC-E, part II)..........................................     RCFN 2200     41,512       13.b.
       (1) Noninterest-bearing..........................RCFE6633             0                                13.b.(2)
       (2) Interest-bearing.............................RCFS 6636       41,513                                13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.................................................    RCFD 0278    878,587       14.a.
    b. Securities sold under agreements to repurchase..........................    RCFD 0279      5,549       14.b.
15. a. Demand notes issued to the U.S. Treasury................................    RCON 2840    117,934       15.a.
    b. Trading liabilities (from Schedule RC-D)................................    RCFD 3548          0       15.b.
16. Other borrowed money:
    a. With original maturity of one year or less..............................    RCFD 2332      2,422       16.a.
    b. With original maturity of more than one year............................    RCFD 2353          0       16.b.
17. Mortgage indebtedness and obligations under capitalized leases.............    RCFD 2910     11,711       17.
18. Bank's liability on acceptance executed and outstanding....................    RCFD 2920     25,378       18.
19. Subordinated notes and debentures..........................................    RCFD 3200    148,362       19.
20. Other liabilities (from Schedule RC-G).....................................    RCFD 2930     98,782       20.
21. Total liabilities (sum of items 13 through 20).............................    RCFD 2948  7,891,290       21.
22. Limited-life preferred stock adn related surplus...........................    RCFD 3282          0       22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............................    RCFD 3831          0       23.
24. Common stock...............................................................    RCFD 3230     18,200       24.
25. Surplus (exclude all surplus related to preferred stock)...................    RCFD 3831    157,880       25.
26. a. Undivided profits and capital reserves..................................    RCFD 3632    437,179       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..............................................................    RCFD 5434     (4,756)      26.b.
27. Cumulative foreign currency translation adjustments........................    RCFD 3284          0       27.
28. Total equity capital (sum of items 23 through 27)..........................    RCFD 3210     548,473      28.
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 23)..............................................    RCFD 3300   8,539,763      29.


MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION
 1. Indicate in the box at the right the number on the statement below that
    best describes the most comprehensive level of auditing work performed          Number
    for the bank by independent external auditors as of any date                   _________
    during 1994................................................................    RCFD 6724        N/L       M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.